UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2006

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2007 Salaries.

On October 2, 2006, the Compensation Committee of the Board of Directors of Marchex, Inc. (the “Company” or the “Registrant”), pursuant to its review of long-term incentives and annual compensation for executive officers of the Company, approved salaries for the 2007 fiscal period, effective January 1, 2007, with respect to the executive officers in the below table as follows:

Name of Executive Officer	Salary for Fiscal 2007
Russell C. Horowitz	$50,000
Michael Arends	$255,000
Ethan Caldwell	$150,000
Peter Christothoulou	$150,000
Cameron Ferroni	$200,000
John Keister	$115,000

Annual Incentive Plan.

On October 2, 2006, the Compensation Committee of the Board of Directors of the Company, pursuant to its review of long-term incentives and annual compensation for executive officers of the Company, adopted the Marchex, Inc. Annual Incentive Plan (the “Incentive Plan”) effective January 1, 2007. The purpose of the Incentive Plan is to motivate and reward performance resulting in the achievement of corporate objectives, to increase the competitiveness of pay without increasing fixed costs and to align the compensation of the management team to key financial drivers. The Incentive Plan provides for the payment of cash bonuses to the Company’s key employees as determined in the sole discretion of the Compensation Committee. Participants in the Incentive Plan are eligible to earn a bonus award under the Plan in an aggregate amount and based on the achievement of certain performance targets by the Company, as determined by the Compensation Committee for each fiscal year of the Company. The performance targets for a fiscal year shall be determined on or before March 31st of each such fiscal year and shall be based on the following objective business criteria and measured against such performance targets, as the Compensation Committee determines: (a) pre-tax income; (b) adjusted operating income before amortization; (c) operating income before amortization; (d) operating income; (e) net earnings; (f) net income; (g) cash flow or funds from operations; (h) adjusted earnings per share; (i) earnings per share; (j) appreciation in the fair market value of the Company’s stock; (k) cost reductions or savings; (l) implementation of critical processes or projects; or (m) adjusted EBITDA or earnings before any of the following items: interest, taxes, depreciation or amortization. The Compensation Committee has determined for the 2007 fiscal period that the aggregate amount of the entire bonus pool is up to $1,000,000 and that the participants shall include the Company’s executive officers listed above. Payment of the bonus pool for any fiscal period is in the sole discretion of the Compensation Committee.

The above description is subject to, and qualified in its entirety by the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Long-term Restricted Stock.

On October 2, 2006, the Compensation Committee of the Board of Directors of the Company, pursuant to its review of long-term incentives for executive officers of the Company, approved grants of restricted stock which vest over the course of a six (6) year period in accordance with the Company’s 2003 Amended and Restated Stock Incentive Plan (the “Plan”) effective January 1, 2007 (the “Grant Date”) to the executive officers in the below table (subject to continued employment at such time) in the following restricted share amounts:

Name of Executive Officer	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	800,000
Michael Arends	300,000
Ethan Caldwell	300,000
Peter Christothoulou	300,000
Cameron Ferroni	200,000
John Keister	400,000

Total:	2,300,000

The restricted stock shall be issued pursuant to the form of Restricted Stock Agreement which is attached as Exhibit 10.2 hereto and shall vest in accordance with the following six (6) year vesting schedule: 12.5% of the aggregate amount of restricted shares shall vest on the respective 18, 24, 30 and 36 month anniversaries of the Grant Date and the remaining 50% of the aggregate amount of the restricted shares shall vest on the 72 month anniversary of the Grant Date and with vesting in full of all such restricted shares in the event of a Change of Control (as defined in the Restricted Stock Agreements). The restricted stock will be valued based upon the closing price of the Company’s Class B common stock on the Grant Date. In the event that any portion of these restricted shares and any other payments or benefits which such executive officers are entitled to receive in connection with a Change of Control transaction constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the Company will “gross-up” the payment to cover all applicable excise taxes on such parachute payments (including income and excise taxes on such gross-up payment).

The above description is subject to, and qualified in its entirety by the form of Restricted Stock Agreement, a copy of which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by referenced herein.

Retention Agreements.

On October 2, 2006, the Compensation Committee of the Company, pursuant to its review of long-term incentives and annual compensation for executive officers, authorized entering into Retention Agreements with the following executive officers: Michael Arends, Ethan Caldwell, Peter Christothoulou, and Cameron Ferroni. The form of Retention Agreement provides for the following termination payment in the event of a Change of Control (as defined in the Retention Agreements): lump sum severance payment payable in cash equal to two (2) times the product of the executive officer’s Annual Salary (as defined in the Retention Agreements) plus the greater of the aggregate amount of any bonuses paid to or earned by the executive officer with respect to the Company’s immediately prior fiscal year or such executive officers’ pro rata portion of the aggregate bonus pool under the Incentive Plan for the then current fiscal year assuming achievement under the Incentive Plan of the maximum performance targets for such fiscal year.

The above description is subject to, and qualified in its entirety by the form of Retention Agreement, a copy of which is filed hereto as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by referenced herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Marchex, Inc. Annual Incentive Plan

10.2	Form of Restricted Stock Agreement

10.3	Form of Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Marchex, Inc. Annual Incentive Plan

10.2	Form of Restricted Stock Agreement

10.3	Form of Retention Agreement